Exhibit 10.43

PROMISSORY NOTE

$50,000 USD	April 14, 2005

FOR VALUE RECEIVED, the undersigned, Invisa, Inc. a Nevada corporation, of 6935 15th Street East, Suite 120, Sarasota, Florida 34243, promises to pay to the order of Express Systems Corporation of 114 W. Magnolia Street, #446, Bellingham, WA 98225 or such other place as the holder may designate in writing to the undersigned, the principal sum of fifty thousand United States dollars ($50,000 USD), together with interest thereon from date hereof until paid, at the rate of twelve percent (12%) per annum as follows: The entire principal amount and accrued interest shall be repaid on April 20, 2005.

Payments shall be applied first to accrued interest and the balance to principal.

All or any part of the aforesaid principal sum may be prepaid at any time and from time to time without penalty.

In the event of any default by the undersigned in the payment of principal or interest when due or in the event of the suspension of actual business, insolvency, assignment for the benefit of creditors, adjudication of bankruptcy, or appointment of a receiver, of or against the undersigned, the unpaid balance of the principal sum of this promissory note shall, at the option of the holder, become immediately due and payable.

Borrower’s obligations in this Promissory Note are secured by a security interest in certain personal property of the Borrower as reflected in the Security Agreement dated the same date as this Promissory Note.

The maker and all other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence or delays in collection which may occur, and expressly consent and agree to each and any extension or postponement of time of payment hereof from time to time at or after maturity or other indulgence, and waive all notice thereof.

In case suit or action is instituted to collect this note, or any portion hereof, the maker promises to pay such additional sum, as the court may adjudge reasonable, attorney’s fees in said proceedings.

This note is made and executed under, and is in all respects governed by, the laws of the State of Florida.

INVISA, INC.

Date: April 14, 2005	By:	/s/ Herb M. Lustig
Herb M. Lustig
Title: President and CEO